UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2015

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-8462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York		14020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 30, 2015, Graham Corporation (the “Company”) issued a press release describing its results of operations and financial condition for its third quarter and nine months ended December 31, 2014. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01.	Other Events.

On January 29, 2015, the Company issued a press release announcing a 100% increase in its cash dividend and the implementation of a stock repurchase program of up to $18 million. The Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Also on January 29, 2015, the Company’s Board of Directors appointed Director James Malvaso to serve as the Company’s Vice Chairman of the Board of Directors, in which capacity he will perform the duties of the Chairman of the Board in the event of the Chairman’s absence and as well as such other duties as may be prescribed by the Board from time to time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 30, 2015 describing the results of operations and financial condition for Graham Corporation’s third quarter and nine months ended December 31, 2014.

99.2	Press Release dated January 29, 2015 regarding a 100% increase in Graham Corporation’s cash dividend and the implementation of a stock repurchase program of up to $18 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: January 30, 2015	By:	/s/ Jeffrey Glajch
Jeffrey Glajch
Vice President – Finance & Administration and
Chief Financial Officer